

SHIELD of *Strength*

2008 SUMMARY ANNUAL REPORT



German American Bancorp, Inc.

Strong Ties.
Strong Solutions.

TOTAL ASSETS


$1,200
$1,150
$1,100
$1,050
$1,000
$950
$900
$850
$942
$946
$1,093
$1,132
$1,191
12.31.04
12.31.05
12.31.06
12.31.07
12.31.08
(Dollars in Millions)

TOTAL LOANS

(Net of Unearned Income)


COMMERCIAL & AGRICULTURAL LOANS AS % OF TOTAL LOANS
$630
$652
$890
66%
64%
69%
72%
75%
12.31.04
12.31.05
12.31.06
12.31.07
12.31.08
(Dollars in Millions)

TOTAL SHAREHOLDER EQUITY


$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$83,660
$82,255
$92,391
$97,116
$105,174
12.31.04
12.31.05
12.31.06
12.31.07
12.31.08
(Dollars in Thousands)

STRENGTH in *Numbers*

NET INTEREST INCOME

(Tax-Equivalent)


$42,000
$40,000
$38,000
$36,000
$34,000
$32,000
$30,000
$28,000
$32,867
$33,443
$37,252
$39,205
$41,525
12.31.04
12.31.05
12.31.06
12.31.07
12.31.08
(Dollars in Thousands)

TOTAL NON-INTEREST INCOME

(Excluding Securities Gains/Losses)


$19,000
$18,000
$17,000
$16,000
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
$13,298
$14,502
$15,042
$16,384
$18,116
12.31.04
12.31.05
12.31.06
12.31.07
12.31.08
(Dollars in Thousands)

NET INCOME & EARNINGS PER SHARE


$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$7,239
$9,721
$10,221
$9,405
$12,803
$0.66
$0.89
$0.93
$0.85
$1.16
12.31.04
12.31.05
12.31.06
12.31.07
12.31.08
(Dollars in Thousands)

DEAR *Shareholders*

2008 was truly a remarkable year for German American! In the face of what many economists are calling the most severe economic downturn since the Great Depression, your Company posted successive record quarterly earnings in each and every quarter of 2008, record annual earnings for the year, a record level of year-end total assets, a record level of year-end total loans, a record level of year-end total deposits, and, perhaps most importantly in this economic environment, a record level of year-end total shareholders' equity!

Our 2008 net income totaled $12,803,000, or $1.16 per share, an increase of 36% from the prior year's earnings of $9,405,000, or $0.85 per share. As of December 31, 2008, total assets increased to approximately $1.2 billion with total loans accounting for $890 million of that amount. Year-end total deposits increased by over 7% to $942 million, and year-end total shareholders' equity increased by over 8% to $105 million. Despite the significant challenges facing the economy, we enjoyed solid performance throughout our Company, underscoring the strength of our business model and the significant market share we enjoy in our southern Indiana markets, which have not been as affected by the current recessionary economic conditions as other regions of the country.

Our financial achievements of 2008 certainly were impressive, but an equally as important achievement was our ability to maintain a strong and growing capital position. We have been and continue to be well-capitalized (as that term is defined by banking industry regulatory standards), but we do realize the importance of maintaining a strong capital base in these uncertain economic times. In that regard, earlier this month, we announced plans to further strengthen our regulatory capital by offering shareholders the opportunity to participate in a proposed new offering of up to $30 million principal amount of subordinated debt securities.

While German American has no immediate need for additional capital given our achievement of record net income in 2008 and our Company's continuation of being well-capitalized under all applicable banking agency regulatory standards, raising additional regulatory capital now will further strengthen our capital base, and serve as additional protection from any impact of the current economic downturn. Additionally, we believe our markets will present additional loan opportunities to us in the future, and that additional capital will provide us with the ability to make these additional loans while remaining a well-capitalized institution for bank regulatory purposes.

We had also been approved to strengthen our capital position by participating in the U.S. Treasury Department's Capital Purchase Program (CPP), which was designed to attract broad participation by healthy financial institutions, but we decided to decline the Treasury Department's offer to purchase up to $25 million of the Company's preferred stock. Although we were gratified to have been approved for the CPP, we believed that the proposed subordinated debt offering was a better option for our shareholders. Accordingly, we declined participation in the CPP, and in early March filed a registration statement with the Securities and Exchange Commission with respect to our proposed offer, under which our shareholders will have the opportunity to directly purchase from the Company the new issue of subordinated debt securities.

The interest that will be payable on the subordinated debentures will be tax-deductible to the Company, resulting in an effective after-tax financing rate to us that is comparable to the initial, non-deductible dividend rate that would have been applicable if the Company had elected to sell preferred shares under the CPP. Under our proposed rights offering, it is our own shareholders who will have the opportunity to provide us with additional regulatory capital, not the federal government.

Clearly, we are in the midst of historic times in the financial industry, but we are fortunate that your Company is able to deal with these challenges from a position of strength. Our ability to do so places German American in very rare company among other financial institutions in our state and our nation. For this, I am grateful to the dedicated staff of German American. Without their efforts, the record performance of 2008 would not have been possible. I am also grateful to each of you, our shareholders, for your loyalty and support. Together, we will continue to move German American forward in the coming months and years.

Sincerely,

Mark A. Schroeder

President & Chief Executive Officer
March 2009



German American Bancorp, Inc., has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement (and any updates thereto) and other documents German American Bancorp, Inc. has filed with the SEC for more complete information about German American Bancorp, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, German American Bancorp, Inc. through Georgeson, the information agent for the rights offering, will arrange to send to you the prospectus if you request it by calling Georgeson toll-free (800) 733-6860. These documents are also available from Georgeson, 199 Water Street, 26th Floor, New York, NY, 10038.

The subordinated debentures are not deposits at, or other obligations of, a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Company (FDIC).



left to right:

Kenneth L. Sendelweck, *President Private Banking and Wealth Management*

Bradley M. Rust, *Executive Vice President and Chief Financial Officer*

Clay W. Ewing, *President Commercial and Retail Banking*

Mark A. Schroeder, *President and CEO*

STRONG *Leadership*

German American Bancorp, Inc.'s executive team is committed to an opportunistic, yet disciplined, approach to leading our organization. This steadfast, conservative commitment has been the guiding force in our record earnings, our gains in market share, and our expansion into new markets. Working together, this team funnels their grounded, disciplined approach to managing financial services throughout the organization. Our executive team focuses on sustainable, long-term growth strategies that support the communities we serve.

One fundamental uniqueness of German American Bancorp's leadership team is their philosophy of empowering employees to make decisions for our customers at the local level. We are committed to investing in our financial professionals with training and encouraging higher education in specialized fields.



STRONG *Communities*

Strengthening the communities where we live and work is a deep-seated commitment throughout German American Bancorp. It's more than a responsibility we share, it's our passion. By providing loans to strengthen local businesses and to create employment opportunities, and by offering home ownership options for all types of families, we are helping our communities by supporting a healthy regional economy.

We actively support the communities in which we live and work. From coaching youth sports teams to leading local Girl Scout troops, and planning community celebrations to helping out a neighbor in need, you'll find that we employ talented, professional people who care. We work side-by-side with community leaders to ensure a strong foundation for future generations.



Terri Eckerle



Greg Cardinal



Roberta Graber





BANKING

Friendly bankers who live and work in the community, understand your banking needs and know you by name, that's how business is still conducted at our 28 banking locations throughout southern Indiana. Our commercial bankers take special interest in developing relationships with businesses to ensure that cash flow needs are met and operating funds to sustain and grow a business are available. Individuals and families rely on us for home loans, checking and savings accounts they can access and manage multiple ways with online banking and BankLine 24, and credit cards and check cards that are serviced locally. We truly feel that we are partners with every customer we have and back all of our products and services with the Shield of Excellence, our Shield of Strength.

Setting HIGHER *standards* in banking,

By combining traditional retail and commercial banking, full service insurance, and brokerage and trust services, German American Bancorp creates a unique opportunity for customers to meet a variety of needs with a single relationship.

INSURANCE

It's exciting to see so many of German American Bancorp's commercial and individual clients insuring their businesses and personal assets with our full-service insurance offerings. We're covering customers in southern Indiana with a comprehensive range of personal and corporate property and casualty, title, credit life, and accidental and health insurance benefits.

FINANCIAL ADVISORS

Retirement savings, college planning, and transferring wealth through estate planning, our financial advisor and trust company professionals excel at putting money to work for virtually any client. Our highly trained specialists are always mindful that the true measure of success is when clients achieve their dreams and goals.

insurance, and wealth management.



Gene Mattingly, Gaven Oexmann, Rhonda Hopf, John Gunselman, Jay Baker

About GABC

German American Bancorp is headquartered in Jasper, Indiana, and our market area is comprised of the counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. With 28 banking locations, seven insurance locations, and eight financial advisory trust offices, German American Bancorp extends its financial services offerings throughout southern Indiana.

With nearly $1.2 billion in assets supporting our organization, our financial professionals are confident in the backing of a solid, stable financial institution when serving their customers' needs. **We are large enough to serve the most sophisticated clients, and community service oriented to always ensure timely decisions are made at a local level with a personal touch.**

MISSION

Building relationships that are mutually beneficial to our clients and our shareholders.

VISION

German American Bancorp, Inc. will build a regional presence offering a full array of integrated financial products and services. We will always be mindful of our community banking roots and the importance of enhancing and growing the relationships we have with our shareholders, customers, employees, and communities.

Locations

www.germanamericanbancorp.com

GERMAN AMERICAN BANCORP
711 Main Street
Jasper, IN 47546
812.482.1314

GERMAN AMERICAN FINANCIAL ADVISORS & TRUST COMPANY
711 Main Street
Jasper, IN 47546
812.482.1314

GERMAN AMERICAN INSURANCE, INC.
246 3rd Avenue
Jasper, IN 47546
812.482.2866

Serving Daviess County
- ● Peoples Bank
- ◆ German American Financial Advisors
- ❖ Stafford-Williams Insurance

Serving Dubois County
- ● German American Bank
- ◆ German American Financial Advisors
- ❖ German American Insurance

Serving Gibson County
- ● Citizens State Bank

Serving Knox County
- ● First American Bank
- ◆ German American Financial Advisors
- ❖ Knox County Insurance
- ❖ Smith & Bell Insurance

Serving Lawrence County
- ● Stone City Bank
- ◆ German American Financial Advisors
- ❖ Keach & Grove Insurance

Serving Martin County
- ● Peoples Bank
- ◆ German American Financial Advisors

Serving Monroe County
- ● German American Bancorp
- ◆ German American Financial Advisors

Serving Perry County
- ● First State Bank
- ◆ German American Financial Advisors
- ❖ First State Insurance

Serving Pike County
- ● Citizens State Bank
- ◆ German American Financial Advisors
- ❖ Doty Insurance

Serving Spencer County
- ● First State Bank



Bank Locations
Insurance Locations
Financial Advisors Locations
MONROE COUNTY
LAWRENCE COUNTY
DAVIESS COUNTY
KNOX COUNTY
MARTIN COUNTY
GIBSON COUNTY
PIKE COUNTY
DUBOIS COUNTY
PERRY COUNTY
SPENCER COUNTY

German American Bancorp, Inc.'s Board of Directors are very active, successful community leaders located throughout southern Indiana. Our directors take their role of corporate governance and oversight very seriously, and we feel that is a tremendous strength for our organization. The loyalty of our shareholders is frequently made apparent when we assist with shares that have been passed from generation to generation. This loyalty and allegiance to German American is greatly appreciated and recognized as something that must continually be earned. Our directors and management team take every step to ensure that we fully evaluate our opportunities to enhance shareholder value while maintaining a very prudent approach.



Douglas A. Bawel

Doug is the President and CEO of Jasper Engines and Transmissions of Jasper, Indiana, a position that he has held since 1987. Other business interests include Realty Inc. LLC, Win Win Services LLC, and Dubois County Flight Services. Doug is active in a variety of organizations including Patoka Valley Health Care Cooperative. He was named Indiana Business Leader of the Year in 2003 and received Indiana's Entrepreneur of the Year Award for Manufacturing.



Christina M. Ernst

Chris is the President and Chairman of the Board for Miller Construction Company, Inc., a third generation family business based in Vincennes, Indiana, specializing in the building and maintenance of high voltage power lines for utility companies located throughout the Midwest. Chris holds a Bachelor of Science Degree and a Master of Science Degree from Indiana University. She was a founding member of the Knox County Community Foundation and serves as Vice Chairman of the Vincennes University Foundation Board of Directors. Chris was recognized by the State of Indiana as the recipient of the Torchbearer Award, the highest award presented to women by the State, for inspiring women through her leadership and success in a non-traditional career.

Our Board of Directors



Richard E. Forbes

Rich is President and CEO of Fortune Brands Home and Hardware, the $4.6 billion subsidiary of Fortune Brands, Inc. that includes MasterBrand Cabinets, Moen faucets, Therma-Tru doors, Simonton windows, Master Lock padlocks and Waterloo tool storage brands. He was named to this position January 1, 2007. Prior to his current role, Rich held positions of increasing responsibility at MasterBrand Cabinets for nearly 20 years, including being named President in 1999. Rich currently serves on the boards of the Dubois County Area Development Corp. and Memorial Hospital Foundation, and is active on the Finance Committee of the Dubois County Community Foundation.



U. Butch Klem

Butch is president and CEO of U.B. Klem Furniture Company located southeast of Jasper, Indiana. Butch founded the company, which specializes in restaurant furniture manufacturing for a variety of national franchisors, in 1973. He was awarded the Indiana Entrepreneur of the Year Award for Manufacturing in 1995.



J. David Lett

As a partner with Lett and Jones Attorneys at Law, Dave serves Loogootee and Martin County with his law practice and is actively involved in many community groups. He also serves as a part-time Deputy Prosecuting Attorney for Daviess County, Indiana. Dave received his Bachelor of Arts from Franklin College and his Juris Doctor degree from Thomas M. Cooley School of Law.



Gene C. Mehne

Gene holds an Associates degree from Vincennes University and graduated with distinction with a Bachelor of Science Degree from Purdue University. Gene is President and Manager of Mehne Farms, Inc., which operates in northern Dubois County. Gene is involved in various farm organizations and serves as Treasurer of St. Paul's Capital Stewardship Fund.



Mark A. Schroeder

Mark Schroeder is the President and CEO of German American Bancorp, Inc. Mark earned an Associate of Science degree in Banking and Finance from Vincennes University, a Bachelor of Science Degree in Financial Management from University of Evansville, and holds a Certified Public Accounting license from the State of Indiana. Mark is also a graduate of the ABA Commercial Lending Graduate School and the ABA Stonier Graduate School of Banking. Mark is Vice Chairman of the Board of Directors of the Indiana Department of Financial Institutions and a member of the Board of Directors of the Indiana Bankers Association. Mark also serves on the Board of Directors of the Independent Community Bankers of America, the national trade association for community banking.



Larry S. Seger

Larry holds his Bachelor of Science degree in Business Marketing from Indiana University. As the President of Wabash Valley Produce, Larry oversees sales exceeding $400 million with 950 employees in seven locations. Larry also serves as the U.S. Egg Marketers President and Chairman.



Michael J. Voyles

Mike was awarded the Petersburg Pride Good Neighbor Business Award in 2005 for his efforts in giving back to the Petersburg community. Mike is the President of M.J.V., Inc. He earned his Bachelor of Science in Electrical Engineering from Purdue University.



STRONG *Connections*

At every touch point of an interaction between our customers and our bankers, insurance agents, or financial advisors, our entire German American Bancorp team takes responsibility for ensuring accuracy, timeliness, and service excellence. Our operations and support team works diligently behind the scenes everyday to enhance our customers' experience.



Josh Stolz



Dayleen Ragains, Jane Schneider



Mike Hayes





Julie Lewis,
Nancy Giesler, Dale Altstadt,
Brett Warner, Andrew Krempp,
Vicki Schuler

Our entire German American Bancorp team is dedicated to supporting our commitment to service excellence, as made evident by our sophisticated networked systems, technologies that offer our customers the latest way to access account information, and methodologies that ensure accuracy and timeliness. Furthermore, our team members constantly impress with their willingness to lend a helping hand to and share areas of expertise with co-workers; a true testament to the caliber of individuals who make up German American Bancorp.



Floyd Alsman



Tom Louviere, Tim Bell



Josh Morrison

Report *of* Independent Registered Public Accounting Firm

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the consolidated balance sheets of German American Bancorp, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2008, appearing in the Annual Report on Form 10-K, not appearing herein. In our report dated February 28, 2009, also appearing in the Annual Report on Form 10-K, we expressed an unqualified opinion on those consolidated financial statements.

In our opinion, the information set forth in the condensed consolidated balance sheets and statements of income presented on pages 14 and 15 is fairly stated, in all material respects, in relation to the consolidated financial statements from which they have been derived.

Crowe Horwath LLP

Crowe Horwath LLP

Louisville, Kentucky
February 28, 2009

Five Year Summary

The following selected data should be read in conjunction with the Company's Annual Report on Form 10-K for 2008.
Dollars in thousands, except per share data.

	2008	2007	2006	2005	2004
SUMMARY OF OPERATIONS:					
Interest Income	$ 67,845	$ 72,261	$ 63,594	$ 50,197	$ 47,710
Interest Expense	26,908	33,646	27,398	17,984	16,471
Net Interest Income	40,937	38,615	36,196	32,213	31,239
Provision for Loan Losses	3,990	3,591	925	1,903	2,015
Net Interest Income after Provision For Loan Losses	36,947	35,024	35,271	30,310	29,224
Non-interest Income	18,210	15,704	15,993	14,502	9,620
Non-interest Expense	36,716	37,221	37,059	31,756	30,609
Income before Income Taxes	18,441	13,507	14,205	13,056	8,235
Income Tax Expense	5,638	4,102	3,984	3,335	996
Net Income	$ 12,803	$ 9,405	$ 10,221	$ 9,721	$ 7,239
YEAR-END BALANCES:					
Total Assets	$ 1,190,828	$ 1,131,710	$ 1,093,424	$ 946,467	$ 942,094
Total Loans, Net of Unearned Income	890,436	867,721	796,259	651,956	629,793
Total Deposits	941,750	877,421	867,618	746,821	750,383
Total Long-term Debt	105,608	86,786	68,333	66,606	69,941
Total Shareholders' Equity	105,174	97,116	92,391	82,255	83,669
AVERAGE BALANCES:					
Total Assets	$ 1,174,583	$ 1,114,140	$ 1,029,838	$ 925,851	$ 927,528
Total Loans, Net of Unearned Income	880,630	840,849	715,260	634,526	622,240
Total Deposits	922,137	889,736	814,440	730,220	731,467
Total Shareholders' Equity	99,711	93,677	88,451	84,479	82,558
PER SHARE DATA(1):					
Net Income	$ 1.16	$ 0.85	$ 0.93	$ 0.89	$ 0.66
Cash Dividends	0.56	0.56	0.56	0.56	0.56
Book Value at Year-end	9.54	8.81	8.39	7.73	7.68
OTHER DATA AT YEAR-END:					
Number of Shareholders	3,684	3,647	3,438	3,494	3,219
Number of Employees	348	371	397	367	372
Weighted Average Number of Shares(1)	11,029,519	11,009,536	10,994,739	10,890,987	10,914,622
SELECTED PERFORMANCE RATIOS:					
Return on Assets	1.09%	0.84%	0.99%	1.05%	0.78%
Return on Equity	12.84%	10.04%	11.56%	11.51%	8.77%
Equity to Assets	8.83%	8.58%	8.45%	8.69%	8.88%
Dividend Payout	48.25%	65.65%	60.29%	62.83%	84.46%
Net Charge-offs to Average Loans	0.29%	0.32%	0.50%	0.26%	0.24%
Allowance for Loan Losses to Loans	1.07%	0.93%	0.90%	1.42%	1.40%
Net Interest Margin	3.82%	3.83%	3.96%	3.92%	3.86%

(1) Share and Per Data excludes the dilutive effect of stock options.
Year to year financial information comparability is affected by the purchase accounting treatment for mergers and acquisitions.

Consolidated Balance Sheets

Dollars in thousands, except per share data

	DECEMBER 31, 2008	2007
ASSETS		
Cash and Due from Banks	$ 17,201	$ 25,283
Federal Funds Sold and Other Short-term Investments	27,791	2,631
Cash and Cash Equivalents	44,992	27,914
Securities Available-for-Sale, at Fair Value	175,840	148,300
Securities Held-to-Maturity, at Cost (Fair value of $3,358 and $4,496 on December 31, 2008 and 2007, respectively)	3,326	4,464
Loans Held-for-Sale	3,166	5,697
Loans	892,511	870,643
Less: Unearned Income	(2,075)	(2,922)
Allowance for Loan Losses	(9,522)	(8,044)
Loans, Net	880,914	859,677
Stock in FHLB of Indianapolis and Other Restricted Stock, at Cost	10,621	10,621
Premises, Furniture and Equipment, Net	22,330	22,783
Other Real Estate	1,818	1,517
Goodwill	9,655	9,655
Intangible Assets	3,141	4,030
Company Owned Life Insurance	23,338	22,533
Accrued Interest Receivable and Other Assets	11,687	14,519
TOTAL ASSETS	$ 1,190,828	$ 1,131,710
LIABILITIES		
Non-interest-bearing Demand Deposits	$ 147,977	$ 136,212
Interest-bearing Demand, Savings, and Money Market Accounts	439,305	353,643
Time Deposits	354,468	387,566
Total Deposits	941,750	877,421
FHLB Advances and Other Borrowings	131,664	144,170
Accrued Interest Payable and Other Liabilities	12,240	13,003
TOTAL LIABILITIES	1,085,654	1,034,594
SHAREHOLDERS' EQUITY		
Preferred Stock, $10 par value; 500,000 shares authorized, no shares issued	–	–
Common Stock, no par value, $1 stated value; 20,000,000 shares authorized	11,030	11,029
Additional Paid-in Capital	68,371	68,408
Retained Earnings	23,019	16,681
Accumulated Other Comprehensive Income	2,754	998
TOTAL SHAREHOLDERS' EQUITY	105,174	97,116
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,190,828	$ 1,131,710
End of period shares issued and outstanding	11,030,288	11,029,484

See Annual Report on Form 10-K.

Consolidated Statements of Income

Dollars in thousands, except per share data

	YEARS ENDED DECEMBER 31, 2008	2007	2006
INTEREST INCOME			
Interest and Fees on Loans	$ 58,477	$ 63,852	$ 53,490
Interest on Federal Funds Sold and Other Short-term Investments	593	478	545
Interest and Dividends on Securities:			
Taxable	8,007	6,992	7,763
Non-taxable	768	939	1,796
TOTAL INTEREST INCOME	67,845	72,261	63,594
INTEREST EXPENSE			
Interest on Deposits	21,212	27,289	21,329
Interest on FHLB Advances and Other Borrowings	5,696	6,357	6,069
TOTAL INTEREST EXPENSE	26,908	33,646	27,398
NET INTEREST INCOME	40,937	38,615	36,196
Provision for Loan Losses	3,990	3,591	925
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	36,947	35,024	35,271
NON-INTEREST INCOME			
Trust and Investment Product Fees	2,288	2,590	2,210
Service Charges on Deposit Accounts	4,920	4,361	3,901
Insurance Revenues	6,306	5,794	5,094
Other Operating Income	3,203	2,817	2,920
Net Gains on Sales of Loans and Related Assets	1,399	822	917
Net Gain (Loss) on Securities	94	(680)	951
TOTAL NON-INTEREST INCOME	18,210	15,704	15,993
NON-INTEREST EXPENSE			
Salaries and Employee Benefits	20,786	21,671	21,491
Occupancy Expense	3,249	3,144	2,797
Furniture and Equipment Expense	2,428	2,235	2,191
Data Processing Fees	1,493	1,370	1,646
Professional Fees	1,670	1,418	1,786
Advertising and Promotion	1,078	957	940
Supplies	570	625	619
Intangible Amortization	889	894	698
Other Operating Expenses	4,553	4,907	4,891
TOTAL NON-INTEREST EXPENSE	36,716	37,221	37,059
Income before Income Taxes	18,441	13,507	14,205
Income Tax Expense	5,638	4,102	3,984
NET INCOME	$ 12,803	$ 9,405	$ 10,221
Earnings per Share	$ 1.16	$ 0.85	$ 0.93
Diluted Earnings per Share	$ 1.16	$ 0.85	$ 0.93

See Annual Report on Form 10-K.

Enabling customers to make sound financial decisions is the main objective of German American. Gaining a clear understanding of customer needs by truly listening to the customer, results in solutions that work. Strong ties to customers begin with open, two-way communication, made possible by our local presence and commitment to exceeding customer expectations.

STRONG *Ties*, STRONG *Solutions.*



Ken Frye



Tom Acton



Eric Kell

German American Bancorp, Inc.

Strong Ties.
Strong Solutions.

Cautionary Note re: Forward-Looking Statements

This Summary Annual Report, including our President's letter to our Shareholders on page 1, includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, relating to such matters as our plans to raise $15 million additional regulatory capital, and our expectations concerning future loan opportunities in our market area.

Readers are cautioned that actual results and performance may differ materially from any of our present expectations that are expressed or implied by any forward-looking statement due to the inherent uncertainties in predicting the future, and risks affecting the Company and its stock, including those that are described in Item 1, "Business - Forward Looking Statements and Associated Risks" and in Item 1A, "Risk Factors," in our accompanying Annual Report on Form 10-K for 2008. We might not be successful in raising any additional capital, or might raise substantially more than $15 million of additional capital. If you did not receive a copy of the Form 10-K Annual Report with this Summary Annual Report, you may review that document (and our other SEC filings) via the Internet through the Shareholder Information section of our website, www.germanamericanbancorp.com.

This report speaks only as of March 1, 2009, and we do not promise anyone that it will be updated for changes or events after that date.

This legend identifies employees featured on the cover of this report.

Michael Kern | Alex Knepp | Gretchen Lain

Joel Smith | Laura Bogard | Keith Leinenbach

SHIELD of *Strength*

2008 SUMMARY ANNUAL REPORT

Charles Fleck | Beth McManaway | Jane Thoma, David Henson

Neil Dauby | Rita Denson | Jay Burch

Bonita Fields | J.M. Vieck

German American Bancorp, Inc.

Strong Ties. Strong Solutions.

711 Main Street • Jasper, IN 47547-0810 • **812.482.1314** • www.germanamericanbancorp.com